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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 2004

                           TRAVIS BOATS & MOTORS, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


          005-49897                                      74-2024798
    (Commission File Number)                  (IRS Employer Identification No.)


                           ---------------------------

                          12116 Jekel Circle, Suite 102
                               Austin, Texas 78727
           (Address of principal executive office, including zip code)

                                 (512) 347-8787
              (Registrant's telephone number, including area code)


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|_|  Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On September 23, 2004, TMRC, L.L.P. ("Tracker") advanced the sum of $500,000 to the Company on a short-term interim basis in order to fund certain payment obligations of the Company coming due. This loan was evidenced by a First Amended and Restated Promissory Note (the "Interim Note").

     The Interim Note, which is payable on demand from and after October 6, 2004, bears interest at the rate of ten percent (10%) per annum and following demand, at the rate of eighteen percent (18%) per annum. The Company's obligation to repay amounts due under the Interim Note is subject to Tracker's right to offset any rebates or similar amounts it may owe to the Company from time-to-time resulting from product sales to the Company.

     The Company expects that it will require additional funding of at least $500,000 to meet its seasonal working capital needs. Accordingly, the Company is discussing a further advance from Tracker, to be collateralized by certain real estate (or other assets) owned by the Company. This advance, combined with the current $500,000 advance, would extend the October 6, 2004 maturity date.

     Kenneth N. Burroughs, a director of the Company, is the President of Tracker, its parent (Tracker Marine, L.L.C.), and various affiliated companies involved in the design, manufacture and sale of recreational boats. Tracker is the holder of 80,000 shares of the Company's 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"). The issue price of the Preferred Stock was $100 per share. Each share may be converted into the Company's Common Stock at a conversion price of approximately $2.46 per share. For voting purposes only, the conversion price is $2.55 per share.

     In connection with Tracker's provision of certain previous loans to the Company, the Company entered into a series of agreements (the "Agreements") pursuant to which the Company gave Tracker the right to designate, subject to certain terms and conditions, up to a majority of members of the Company's Board of Directors. Tracker currently has two representatives on the Board of Directors, Messrs. Burroughs and Ring.

     In addition, certain officers, directors or founders of the Company deposited shares or proxies into a voting trust controlled by a trustee appointed by Tracker (the "Voting Trust"). The term of the Voting Trust continues to December 2007 but is subject to earlier termination if Tracker becomes the holder of 55% or more of the Common Stock of the Company on a fully-diluted, as-converted basis. The existence or expiration of the Voting Trust does not restrict Tracker's ability to acquire additional shares of the Company from third parties.

     As a result of the Agreements, Tracker now has voting control of approximately 57%, or 4,611,119 shares, on a fully-diluted, as-converted basis.

Item 9.01.  Financial Statements and Exhibits

Exhibits:     10.91.        First Amended and Restated Promissory Note dated
                            September 22, 2004


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRAVIS BOATS & MOTORS, INC.
                                      (Registrant)



Date:  September 28, 2004             By: /s/ Michael B. Perrine
                                         ---------------------------------------
                                          (Signature)
                                          Chief Financial Officer, Secretary and
                                          Treasurer

                                  EXHIBIT INDEX



Exhibit Number        Description

10.91                 First Amended and Restated Promissory Note